Exhibit 10.1

WARRANT EXCHANGE AGREEMENT

This Warrant Exchange Agreement (this “Agreement”) is made and entered into as of October 29, 2025 (the “Effective Date”), by and between VSee Health, Inc., a Delaware corporation (the “Company”), and Alta Partners, LLC (the “Holder”). The Company and the Holder may be referred to herein individually as a “Party” and collectively as the “Parties”.

RECITALS

WHEREAS, the Holder currently owns or will acquire 2,250,000 warrants (collectively, the “Existing Warrants”), each of which is exercisable to purchase one share of common stock of the Company, par value $0.0001 per share (collectively, the “Common Stock”);

WHEREAS, subject to the terms and conditions set forth herein, the Company and the Holder desire to cancel the Existing Warrants in exchange for 2,175,000 shares of Common Stock (collectively, the “Exchange Shares”); and

WHEREAS, the exchange of the Existing Warrants for the Exchange Shares (the “Exchange”) is being made in reliance upon the exemption from registration provided by Section 3(a)(9) of the Securities Act of 1933, as amended (together with the rules and regulations thereunder, the “Securities Act”).

NOW, THEREFORE, in consideration of the premises and the agreements set forth below, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:

Article I
Exchange

Section 1.1 Exchange of Existing Warrants. Upon the terms and subject to the conditions of this Agreement, the Holder hereby conveys, assigns, transfers and surrenders the Existing Warrants to the Company and, in exchange, the Company shall cancel the Existing Warrants and issue the Exchange Shares to the Holder. In connection with the Exchange, the Holder hereby relinquishes all rights, title and interest in the Existing Warrants (including any claims the Holder may have against the Company related thereto other than for receipt of the Exchange Shares) and assigns the same to the Company. The issuance of the Exchange Shares to the Holder will be made without registration of such Exchange Shares under the Securities Act, in reliance upon the exemption therefrom provided by Section 3(a)(9) of the Securities Act and accordingly, the Exchange Shares will be issued by the Company to the Holder without any restrictive legends.

Section 1.2 Issuance of Exchange Shares. On the Effective Date and subject to the Holder initiating the process of delivering the Existing Warrants, (i) the Company shall use best efforts to cause its transfer agent, Continental Stock Transfer & Trust Company (the “Transfer Agent”), to issue to the Holder the Exchange Shares as soon as practicable thereafter, and shall cause the Exchange Shares to be transmitted to the Holder by crediting the Holder’s Depository Trust Company (“DTC”) account through DTC’s Deposit/Withdrawal at Custodian (“DWAC”) system pursuant to the Holder’s instructions as set forth in the Holder’s signature page hereto, and (ii) the Holder shall deliver, or cause to be delivered, to the Transfer Agent, the Existing Warrants from their DTC account through the DWAC system for the Exchange, and such Existing Warrants shall be deemed automatically cancelled in full and of no force and effect.

Article II
Representations, Warranties and Covenants of the Holder

The Holder hereby makes the following representations, warranties and covenants, each of which is true and correct on the date hereof, and shall survive the consummation of the transactions contemplated hereby to the extent set forth herein:

Section 2.1 Existence and Power.

(a) The Holder is duly organized, validly existing and in good standing under the laws of the jurisdiction in which it is organized.

(b) The Holder has all requisite power, authority and capacity to execute and deliver this Agreement, to perform its obligations hereunder, and to consummate the transactions contemplated hereby. The execution, delivery and performance of this Agreement, and the consummation of the transactions contemplated hereby have been duly authorized by all necessary action on the part of the Holder, and no further consent, approval or authorization is required by the Holder in order for the Holder to execute, deliver and perform this Agreement and consummate the transactions contemplated hereby.

Section 2.2 Valid and Enforceable Agreement; Authorization. This Agreement has been duly executed and delivered by the Holder and, assuming due execution and delivery by the Company, constitutes the legal, valid and binding obligation of the Holder, enforceable against the Holder in accordance with its terms, except that such enforcement may be subject to (a) bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting or relating to the enforcement of creditors’ rights generally, and (b) general principles of equity.

Section 2.3 Section 3(a)(9). The Holder understands that the Exchange Shares are being offered and issued in reliance on specific provisions of federal and state securities laws, specifically Section 3(a)(9) of the Securities Act, and not pursuant to a registration statement of the Company, and that the Company is relying upon the truth and accuracy of the representations, warranties, agreements, acknowledgments and understandings of the Holder set forth herein for purposes of qualifying for exemptions from registration under the Securities Act and applicable state securities laws.

Section 2.4 Title to Warrants. The Holder owns and holds, beneficially and of record, the entire right, title, and interest in and to its Existing Warrants, free and clear of any Liens (as defined below). The Holder has the full power and authority to transfer and dispose of the Existing Warrants and will deliver such Existing Warrants free and clear of any Lien other than restrictions under the Securities Act and applicable state securities laws and except as set forth herein the Holder has not, in whole or in part, (i) assigned, transferred, hypothecated, pledged or otherwise disposed of the Existing Warrants or its rights in such Existing Warrants, or (ii) given any person or entity any transfer order, power of attorney, vote, plan, pending proposal or other right of any nature whatsoever with respect to such Existing Warrants which would limit the Holder’s power to transfer the Existing Warrants hereunder. As used herein, “Liens” shall mean any security or other property interest or right, claim, lien, pledge, option, charge, security interest, contingent or conditional sale, or other title claim or retention agreement, interest or other right or claim of third parties, whether perfected or not perfected, voluntarily incurred or arising by operation of law, and including any agreement (other than this Agreement) to grant or submit to any of the foregoing in the future.

Section 2.5 Non-Contravention. The execution, delivery and performance of this Agreement by the Holder and the consummation by the Holder of the transactions contemplated hereby do not and will not (i) result in any violation of the provisions of the organizational documents of the Holder or (ii) constitute or result in a breach, violation, conflict or default under any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Holder is a party or by which the Holder is bound or to which any of the property or assets of the Holder is subject, or any statute, order, rule or regulation of any court or governmental agency or body having jurisdiction over the Holder or any of its properties or cause the acceleration or termination of any obligation or right of the Holder, except in the case of clause (ii) above for such breaches, conflicts, defaults, rights or violations which would not, individually or in the aggregate, reasonably be expected to materially adversely affect the ability of the Holder to perform its obligations hereunder.

Section 2.6 Investment Decision.

(a) (i) The Holder is a sophisticated investor acquiring the Exchange Shares in the ordinary course of its business and has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of investing in the Exchange Shares and has so evaluated the merits and risks of investing in the Exchange Shares, (ii) the Holder is able to bear the entire economic risk of investing in the Exchange Shares, (iii) the Holder is investing in the Exchange Shares with a full understanding of all of the terms, conditions and risks of such an investment and willingly assuming those terms, conditions and risks and (iv) the Holder has not relied on any statement or other information provided by any person concerning the Company, the Exchange or the Exchange Shares.

(b) The Holder acknowledges that an investment in the Exchange Shares involves a high degree of risk, and the Exchange Shares are, therefore, a speculative investment. The Holder acknowledges that the terms of the Exchange have been established by negotiation between the Company and the Holder. The Holder acknowledges that the Company has not given any investment advice, rendered any opinion or made any representation to the Holder about the advisability of this decision or the potential future value of any of the Existing Warrants. THE HOLDER ACKNOWLEDGES THAT, BY EXCHANGING THE EXISTING WARRANTS FOR SHARES OF COMMON STOCK PURSUANT TO THIS AGREEMENT, THE HOLDER WILL NOT BENEFIT FROM ANY FUTURE APPRECIATION IN THE MARKET VALUE OF THE EXISTING WARRANTS.

(c) The Holder has been given full and adequate access to all publicly available information relating to the Company, including its business, finances and operations as the Holder has deemed necessary or advisable in connection with the Holder’s evaluation of the Exchange. The Holder has not relied upon any representations or statements made by the Company or its agents, officers, directors, employees or stockholders in regard to this Agreement or the basis thereof. The Holder has sought such accounting, legal and tax advice as it has considered necessary to make an informed investment decision with respect to its acquisition of the Exchange Shares and is not relying on the Company or any of its affiliates for any such advice. The Holder has had the opportunity to review the Company’s filings with the Securities and Exchange Commission (the “Commission”). The Holder and its advisors, if any, have been afforded the opportunity to ask questions of the Company. The Holder has made an independent decision to exchange its Existing Warrants for Exchange Shares and is relying solely on its own accounting, legal and tax advisors, and not on any statements of the Company or any of its agents or representatives, for such accounting, legal and tax advice with respect to its acquisition of the Exchange Shares and the transactions contemplated by this Agreement.

(d) The Holder is not (i) an “affiliate” of the Company (as defined in Rule 144 under the Securities Act) or (ii) the “beneficial owner” (as that term is defined under the Securities Exchange Act of 1934, as amended) of more than 10% of the Common Stock.

Section 2.7 No Remuneration. Neither the Holder nor anyone acting on the Holder’s behalf has paid or given any person a commission or other remuneration directly or indirectly for soliciting the Exchange.

Article III
Representations, Warranties and Covenants of the Company

The Company hereby makes the following representations, warranties and covenants each of which is true and correct on the date hereof and shall survive the consummation of the transactions contemplated hereby to the extent set forth herein.

Section 3.1 Existence and Power.

(a) The Company is duly incorporated, validly existing and in good standing under the laws of Delaware.

(b) The Company has all requisite power, authority and capacity to enter into this Agreement and consummate the transactions contemplated hereby. The execution and delivery of this Agreement by the Company and the consummation by the Company of the transactions contemplated hereby, including, without limitation, the issuance of all of the Exchange Shares hereunder, have been duly authorized by all necessary action on the part of the Company and its board of directors (or a duly authorized committee thereof) (the “Board of Directors”), and no further consent, approval or authorization is required by the Company or of its Board of Directors or its shareholders in order for the Company to execute, deliver and perform this Agreement and consummate the transactions contemplated hereby, including, without limitation, the issuance of all of the Exchange Shares hereunder.

(c) The execution, delivery and performance of this Agreement by the Company and the consummation by the Company of the transactions contemplated hereby will not (i) result in any violation of the provisions of the Second Amended and Restated Certificate of Incorporation of the Company, the Amended and Restated Bylaws of the Company, or any other organizational documents of the Company or (ii) constitute or result in a breach, violation, conflict or default under any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company is a party or by which the Company is bound or to which any of the property or assets of the Company is subject, or any statute, order, rule or regulation of any court or governmental agency or body having jurisdiction over the Company or any of its properties or cause the acceleration or termination of any obligation or right of the Company, except in the case of clause (ii) above for such breaches, conflicts, defaults, rights or violations which would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on the Company. As used in this Agreement, the term “Material Adverse Effect” shall mean a material adverse effect on the business, condition (financial or otherwise), properties or results of operations of the Party, or an event, change or occurrence that would materially adversely affect the ability of the Party to perform its obligations under this Agreement.

Section 3.2 Valid and Enforceable Agreement; Authorization. This Agreement has been duly executed and delivered by the Company and, assuming due execution and delivery by the Holder, constitutes a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except that such enforcement may be subject to (a) bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting or relating to the enforcement of creditors’ rights generally, and (b) general principles of equity.

Section 3.3 Valid Issuance of the Exchange Shares. The Exchange Shares, when issued and delivered in accordance with the terms and for the consideration set forth in this Agreement, will be validly issued, fully paid and non-assessable and free from all preemptive or similar rights, taxes, Liens, charges and other encumbrances with respect to the issue thereof. Assuming the accuracy of the representations of the Holder in Article II of this Agreement, the Exchange Shares will be issued in compliance with all applicable federal and state securities laws. The offer and issuance of the Exchange Shares is exempt from registration under the Securities Act pursuant to the exemption provided by Section 3(a)(9) thereof.

Section 3.4 No Remuneration. Neither the Company nor anyone acting on the Company’s behalf has paid or given any commission or other remuneration to any person directly or indirectly for soliciting the Exchange.

Section 3.5 Registration. The Company hereby represents and warrants that the Existing Warrants were issued by the Company pursuant to a Registration Statement on Form S-1 (Registration Number 333-260232) that is currently effective.

Article IV
Miscellaneous Provisions

Section 4.1 Material Non-Public Information. Immediately upon the execution of this Agreement, the Company shall file a Current Report on Form 8-K with the Commission disclosing all material terms of the transaction contemplated hereunder (“8-K Filing”), immediately after which the Company represents to the Holder that the Holder is not in possession of any material, nonpublic information received from the Company or any of its officers, directors, employees or agents. In addition, the Company acknowledges and agrees that any and all confidentiality or similar obligations under any agreement, whether written or oral, between the Company or any of its officers, directors, employees or agents, on the one hand, and the Holder or its respective affiliates, on the other hand, related to the transactions contemplated hereby or with respect to information shared in connection herewith shall terminate upon the execution of this Agreement.

Section 4.2 Subsequent Equity Standstill. From the date of this Agreement and for 10 days thereafter, the Company shall not (A) issue Common Stock or equivalents thereto, (B) effect a reverse stock split, recapitalization, share consolidation, reclassification or similar transaction affecting the outstanding Common Stock or (C) file with the Commission a registration statement under the Securities Act relating to any shares of Common Stock or equivalents thereto. Notwithstanding the foregoing, the provisions of this Section 4.2 shall not apply to (i) the issuance of any Common Stock pursuant to this Agreement, (ii) the issuance of any Common Stock upon the conversion or exercise of securities outstanding immediately prior to entry into this Agreement and convertible into or exercisable for Common Stock on the terms in effect immediately prior to entry into this Agreement, or (iii) the issuance of any Common Stock or equivalents thereto pursuant to any Company stock-based compensation plans.

Section 4.3 Survival of Representations and Warranties. The agreements of the Company, as set forth herein, and the respective representations and warranties of the Holder and the Company as set forth herein in Articles II and III, respectively, shall survive the consummation of the transactions contemplated herein.

Section 4.4 Notice. Any notice provided for in this Agreement shall be in writing and shall be either personally delivered, or mailed first class mail (postage prepaid) with return receipt requested or sent by reputable overnight courier service (charges prepaid):

(a) if to the Holder, to:

Jeffrey P. Mueller, Esq.

DAY PITNEY LLP

Goodwin Square

225 Asylum Street

Hartford, CT 06103

Email: jmueller@daypitney.com

(b) if to the Company, at its address, as follows:

VSee Health, Inc.

980 N. Federal Hwy, #304

Boca Raton, Florida 33432

Attn: Chief Executive Officer

with a copy (which shall not constitute notice) to:

M. Ali Panjwani, Esq.

Pryor Cashman LLP

7 Times Square, 40th Floor

New York, NY 10036

Email: ali.panjwani@pryorcashman.com

Each Party hereto by notice to the other Party may designate additional or different addresses for subsequent notices or communications. All notices and communications will be deemed to have been duly given (i) at the time delivered by hand, if personally delivered; (ii) five business days after being deposited in the mail, postage prepaid, if mailed; (iii) when receipt acknowledged, if transmitted by email; and (iv) the next business day after timely delivery to the courier, if sent by overnight air courier guaranteeing next day delivery.

Section 4.5 Entire Agreement. This Agreement and the other documents and agreements executed in connection with the Exchange embody the entire agreement and understanding of the Parties with respect to the subject matter hereof and supersede all prior and contemporaneous oral or written agreements, representations, warranties, contracts, correspondence, conversations, memoranda and understandings between or among the Parties or any of their agents, representatives or affiliates relative to such subject matter, including, without limitation, any term sheets, emails or draft documents.

Section 4.6 Assignment; Binding Agreement. This Agreement and the various rights and obligations arising hereunder shall inure to the benefit of and be binding upon the Parties and their successors and assigns. A Party cannot assign or otherwise transfer the benefit of this Agreement without the prior written consent of each other Party, which consent shall not be unreasonably withheld, conditioned or delayed; provided that the Holder can assign or otherwise transfer the benefit of this Agreement to any of its affiliates without the prior written consent of the Company.

Section 4.7 Time is of the Essence. Time is of the essence for the performance of all obligations set forth in this Agreement.

Section 4.8 Counterparts. This Agreement may be executed in multiple counterparts, and on separate counterparts, each of which shall be deemed an original, but all of which taken together shall constitute one and the same instrument. Any counterpart or other signature hereupon delivered by electronic means, facsimile or in portable document format (.pdf) shall be deemed for all purposes as constituting good and valid execution and delivery of this Agreement by such Party.

Section 4.9 Remedies Cumulative. Except as otherwise provided herein, all rights and remedies of the Parties under this Agreement are cumulative and without prejudice to any other rights or remedies available at law.

Section 4.10 Governing Law. All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by the internal laws of the State of New York, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of New York or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the State of New York. Each Party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in The City of New York, Borough of Manhattan, for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper. Each Party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such Party at the address for such notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall (i) limit, or be deemed to limit, in any way any right to serve process in any manner permitted by law, (ii) operate, or shall be deemed to operate, to preclude the Holder from bringing suit or taking other legal action against the Company in any other jurisdiction to collect on the Company’s obligations to the Holder or to enforce a judgment or other court ruling in favor of the Holder. EACH PARTY HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE TO, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION WITH OR ARISING OUT OF THIS AGREEMENT OR ANY TRANSACTION CONTEMPLATED HEREBY.

Section 4.11 No Third Party Beneficiaries or Other Rights. Nothing herein shall grant to or create in any person not a Party hereto, or any such person’s dependents or heirs, any right to any benefits hereunder, and no such Party shall be entitled to sue any Party to this Agreement with respect thereto.

Section 4.12 Waiver; Consent. This Agreement may not be changed, amended, terminated, augmented, rescinded or discharged (other than in accordance with its terms), in whole or in part, except by a writing executed by the Parties. No waiver of any of the provisions or conditions of this Agreement or any of the rights of a Party hereto shall be effective or binding unless such waiver shall be in writing and signed by the Party claimed to have given or consented thereto. Except to the extent otherwise agreed in writing, no waiver of any term, condition or other provision of this Agreement, or any breach thereof shall be deemed to be a waiver of any other term, condition or provision or any breach thereof, or any subsequent breach of the same term, condition or provision, nor shall any forbearance to seek a remedy for any noncompliance or breach be deemed to be a waiver of a Party’s rights and remedies with respect to such noncompliance or breach.

Section 4.13 Word Meanings. The words such as “herein,” “hereof” and “hereunder” refer to this Agreement as a whole and not merely to a subdivision in which such words appear unless the context otherwise requires. The singular shall include the plural, and vice versa, unless the context otherwise requires. The masculine shall include the feminine and neuter, and vice versa, unless the context otherwise requires.

Section 4.14 No Broker. Neither Party has engaged any third party as broker or finder or incurred or become obligated to pay any broker’s commission or finder’s fee in connection with the transactions contemplated by this Agreement other than such fees and expenses for which that particular Party shall be solely responsible.

Section 4.15 Further Assurances. The Holder and the Company each hereby agree to execute and deliver, or cause to be executed and delivered, such other documents, instruments and agreements, and take such other actions, as either Party may reasonably request in connection with the transactions contemplated by this Agreement.

Section 4.16 Costs and Expenses. The Holder and the Company shall each pay their own respective costs and expenses incurred in connection with the negotiation, preparation, execution and performance of this Agreement, including, but not limited to, the fees and expenses of their respective advisers, counsel, accountants and other experts, if any.

Section 4.17 Headings. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

Section 4.18 Severability. If any one or more of the provisions contained herein, or the application thereof in any circumstance, is held invalid, illegal or unenforceable, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions contained herein shall not be affected or impaired thereby.

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IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be executed and delivered as of the date first above written.

VSEE HEALTH, INC.

By:	/s/ Imo Aisiku
Name:	Imo Aisiku
Title:	Chief Executive Officer

The Holder:

ALTA PARTNERS, LLC

By:	/s/ Steven M. Cohen
Name:	Steven M. Cohen
Title:	Managing Member

Address:

1205 Franklin Ave. Suite 320

Garden City, NY 11530

DWAC Instructions for Exchange Shares:

Clear Street Securities

DTC #9132

Acct name: Alta Partners, LLC

Account #: 100032